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                                                                       Exhibit 5

                                            29 July, 1997



Tyco International Ltd.
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda

                  Re:  Registration Statement on Form S-4
                       Registration No. 333-31631
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Ladies and Gentlemen:

     We have acted as attorneys in Bermuda for Tyco International Ltd., a Bermuda limited liability company ("Tyco"), in connection with the proposed merger of Keystone International, Inc. ("Keystone") with T8 Acquisition Corp., a wholly owned subsidiary of Tyco ("Merger Subsidiary") pursuant to the Agreement and Plan of Merger dated as of May 20, 1997 among Tyco, Keystone and T6 Acquisition Corp., which has assigned its rights to Merger Subsidiary (the "Merger Agreement"). We understand that following the Merger and pursuant to the laws by which the Merger is governed, Keystone will continue as the surviving entity and as a wholly-owned subsidiary of Tyco.

     This opinion is based upon and confined to the laws of Bermuda presently in force as currently applied by the Courts of Bermuda. We have made no investigation of, nor do we express any opinion as to, the laws of any jurisdiction other than Bermuda.

     In order to render this opinion, we have been supplied with and have reviewed and relied upon the following documents:

     (a) the Certificate of Incorporation, Memorandum of Association and Bye-laws of Tyco;

     (b) a copy, of the resolutions adopted by the Board of Directors of Tyco as at 2nd July, 1997 (the "Board Resolution");

     (c) a copy of resolutions adopted by the Shareholders of Tyco as at 2nd July, 1997 (the "Shareholders Resolution");

     (d) a copy of the Proxy Statement/Prospectus (the "Proxy
     Statement/Prospectus") that is part of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-31631) (the "Registration Statement") as filed with the Securities and Exchange Commission on July 29, 1997;


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     (e) a copy of the pages of the Registration Statement signed by all of the
     Directors of Tyco (the "Signature Pages");

     (f) a facsimile copy sent on 22nd July, 1997 of the resolutions (approving, ratifying and confirming the issue of the Tyco Common Shares in connection with the Keystone merger transaction) to be passed by the Board of Directors of Tyco at a Board Meeting scheduled to take place on 31st July, 1997 (the "Resolutions"); and

     (g) a copy of the permission given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of Tyco Common Shares.

     We have also relied upon our searches of documents of public record maintained by the Registrar of Companies in Bermuda and of the Causes Book of the Supreme Court of Bermuda made on 22nd July, 1997 (the "Searches").

     We have assumed:

     (i) that there is no provision of the law, regulation or public policy of any jurisdiction, other than Bermuda, which might have a material effect on any of the opinions herein expressed;

     (ii) that all matters of fact appearing in the Board Resolution and the Proxy Statement/Prospectus are true and complete in all material respects;

     (iii) the genuineness of all signatures on each of the documents examined by us;

     (iv) the conformity to original documents, of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us;

     (v) that the Resolutions of the Board of Directors of Tyco approving, ratifying and confirming the issue of the Tyco Common Shares in connection with the Keystone merger transaction will be passed at a meeting validly convened and held in a form that will not differ in any material respect from the text examined by us;

     (vi) that the information disclosed by our Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches; and

     (vii) the Signature Pages evidence the Knowledge and consent to the merger with Keystone by the directors of Tyco.

   Unless otherwise defined herein, terms defined in the Proxy Statement/Prospectus have the same meanings when used in this opinion.

   Based on and subject to the foregoing, subject to the reservations set out below, and to any matters not disclosed to us, we are of the opinion that:

(1) Tyco has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Tyco Common Shares.

(2) All necessary action required pursuant to Bermuda law, subject to paragraph (v) above, has been taken by or on behalf of Tyco and all the necessary authorizations and approvals of Governmental authorities in


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     Bermuda have been duly obtained for the issue of the Tyco Common Shares.

(3) When issued in accordance with the Merger, the Tyco Common Shares will be duly issued and will be outstanding as fully paid and non-assessable shares of the Company.

(4) The issuance of the Tyco Common Shares to Keystone shareholders in the Merger will not breach or conflict with and will not constitute a default or violation of any of the terms or provisions of Tyco's Memorandum of Association, Certificate of Incorporation or Bye-laws.

(5) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Tyco Common Shares in accordance with the Merger.

     Our reservations are:

A. Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of Tyco and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of Tyco after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, Tyco.

B. We express no opinion as to any other law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

     This opinion is addressed to you in connection with the registration of Tyco Common Shares with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. We also consent to the

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reference to our Firm under the captions "Legal Matters" and "Bermuda Tax
Consequences" in the Proxy Statement/ Prospectus.

     This opinion is to be governed by and construed in accordance with the laws of Bermuda and shall not give rise to legal proceedings in any jurisdiction other than Bermuda.

                     Yours faithfully,



                     Appleby, Spurling & Kempe







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